UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)	February 25, 2025

PATRICK INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 W. Franklin Street
Elkhart, Indiana	46516	(574) 294-7511
(Address of Principal Executive Offices)	(Zip Code)	Registrant's Telephone Number, including area code

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, No par value	PATK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).            Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2025, Patrick Industries, Inc. (the “Company”) approved options to purchase common stock of the Company and Stock Appreciation Rights (“SARs”) under the 2009 Omnibus Incentive Plan to the Named Executive Officers of the Company as set forth in the table below.

Name	Stock Options (1)	SARs (2)
Andy L. Nemeth, Chief Executive Officer	84,360	84,360
Jeffrey M. Rodino, President—Recreational Vehicles	42,180	42,180
Kip B. Ellis, President—Powersports, Technology & Housing	42,180	42,180
Andrew C. Roeder, Executive Vice President — Finance, Chief Financial Officer & Treasurer	6,750	6,750
Matthew S. Filer, Senior Vice President — Finance & Chief Accounting Officer	5,060	5,060
Joel D. Duthie, Executive Vice President, Chief Legal Officer & Secretary	4,220	4,220

(1)	Reflects options to purchase shares of common stock of the Company at an exercise price of $92.72 per share. The options vest pro-rata on the first four anniversaries of the grant date and have nine-year contractual terms.
(2)	The SARs have nine-year contractual terms and are divided into four equal tranches with each vesting pro-rata on the first four anniversaries of the grant date at the following strike prices: Tranche 1: $92.72; Tranche 2: $110.76; Tranche 3: $132.31; and Tranche 4: $158.05.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

Date: March 3, 2025	By:	/s/ Andrew C. Roeder
Andrew C. Roeder
Executive Vice President - Finance, Chief Financial Officer, and Treasurer

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